UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2005

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway Alameda, California 94502
(Address of principal executive offices) (Zip code)

(510) 864-8800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 4, 2005, UTStarcom CDMA Technologies Korea Limited, a limited liability company organized under the laws of Korea and wholly owned subsidiary of UTStarcom, Inc. (“Purchaser”), completed the acquisition of selected assets of Giga Telecom, Inc. (“Seller”), a Korean corporation that develops and manufactures wireless handsets, pursuant to the Asset Purchase Agreement dated October 29, 2004 between Purchaser and Seller.

Under the terms of the Asset Purchase Agreement and related ancillary agreements, Purchaser will pay $18.6 million for certain assets relating to the research and development of CDMA wireless products, of which $13 million was paid in cash to Seller at closing and $2 million was paid into an escrow account held by Purchaser for a period of six months after closing. $1.6 million that has been paid by Purchaser to Seller pursuant to a separate arrangement in respect of certain services rendered by Seller relating to the design of wireless handsets for Purchaser will be applied against the purchase price, and $2 million will be paid in two separate installments tied to certain product design and production milestones.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: January 10, 2005	By:	/s/ Michael J. Sophie
	Name:	Michael J. Sophie
	Title:	Senior Vice President of Finance and Chief Financial Officer